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                                                   AGREEMENT FOR
                                                         A
                                            U.S. $34,000,000 TERM LOAN
                                                     FACILITY

                                              TO BE MADE AVAILABLE TO
                                              KARRATHA SPIRIT PTY LTD
                                                 (ACN 094 385 556)

                                                        BY

                                              RABO AUSTRALIA LIMITED
                                                 (ACN 060 452 217)

                                                 February 16, 2001

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01029.013 #221996

                                                 TABLE OF CONTENTS
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                                                                                                          PAGE
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EXHIBITS
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    A Form of Letter of Guarantee (not attached)
    B Form of Drawdown Notice (not attached)

01029.013 #221996

                  THIS TERM LOAN FACILITY AGREEMENT is made as of the 16th day of February, 2001, and is by and between:

                  (1)      KARRATHA SPIRIT PTY LTD (ACN 094 385 556), a company organized and existing under the laws of New South Wales, Commonwealth of Australia (the "Borrower"); and

                  (2)      RABO AUSTRALIA LIMITED (ACN 060 452 217), a corporation incorporated and existing under the laws of New South Wales, Australia (the "Lender").

                                                 WITNESSETH THAT:
1.       DEFINITIONS

1.1      Defined Terms  In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them in Clause 1.1 of the Reimbursement Agreement (as defined below) or as follows:

"Agent"                                                      shall have the meaning ascribed thereto in the
                                                             Reimbursement Agreement;

"Agreement"                                                  means this Agreement as the same shall be amended,
                                                             modified or supplemented from time to time;

"Applicable Rate"                                            means any rate of interest on the Loan from time to
                                                             time applicable pursuant to Clause 6.1 hereof;

"Banking Day(s)                                              shall have the meaning ascribed thereto in the
                                                             Reimbursement Agreement;

"Banks"                                                      means the "Banks" party to the Reimbursement Agreement;

"Change of Control"                                         means such time as (i) a "person" or "group" (within
                                                            the meaning of Section 13(d) and 14(d)(2) of the
                                                            Exchange Act of 1934, as amended) other than Cirrus
                                                            Trust or the JTK Trust becomes the ultimate
                                                            "beneficial owner" (as defined in Rule 13d-3 under
                                                            the Exchange Act of 1934, as amended) of more than
                                                            50% of the Teekay or (ii) individuals who at the
                                                            beginning of any period of two consecutive years
                                                            constituted the Board of Directors (together with
                                                            any new directors whose election by the Board of
                                                            Directors or whose nomination by the Board of
                                                            Directors for election by the Teekay's stockholders
                                                            was approved by a vote of at least two-thirds of the
                                                            members of the Board of Directors then in office who
                                                            either were members of the Board of Directors on the
                                                            Date of Issuance or whose election or nomination for
                                                            election was previously so approved) cease for any
                                                            reason to constitute at least 50% of the members of
                                                            the Board of Directors then in office;

"Charter"                                                    means that certain charterparty agreement dated
                                                             September 6, 2000 entered into by and between the
                                                             Borrower and Woodside Energy in respect of the Vessel;

"Default Rate"                                               means the rate per annum equal to the sum of the Prime
                                                             Rate and two percent (2%);

"Dollars"                                                    shall have the meaning ascribed thereto in the
                                                             Reimbursement Agreement;

"Drawdown Date"                                              means, the date, being a Banking Day falling not later
                                                             than March 31, 2001, upon which the Borrower shall have
                                                             requested that the Loan be made available as provided
                                                             in Clause 3 hereof and;

"Drawdown Notice"                                            shall have the meaning ascribed thereto in Clause 3.2
                                                             hereof;

"Event(s) of Default"                                        means any of the events set out in Clause 8 hereof;

"Facility Period"                                            means the period from the Drawdown Date to the date
                                                             upon which all amounts owing under the Loan and all
                                                             other amounts due to the Lender pursuant to this
                                                             Agreement, and the Security Document become repayable
                                                             and are repaid in full or are prepaid in full;

"Indebtedness"                                               shall have the meaning ascribed thereto in the
                                                             Reimbursement Agreement;

"Interest Period(s)"                                         with respect to the Loan, means any period by reference
                                                             to which an interest rate is determined pursuant to
                                                             Clause 6.2 hereof;

"LIBOR"                                                      means, in relation to Interest Periods of one (1),
                                                             three (3) or six (6) months, the rate (rounded upward
                                                             to the nearest 1/16th of one percent) for offer rates
                                                             for deposits of Dollars for a period equivalent to such
                                                             period at or about 11:00 a.m. (London time) on the
                                                             second London Banking Day before the first day of such
                                                             period as displayed on Telerate page 3750 (British
                                                             Bankers' Association Interest Settlement Rates) (or
                                                             such other page as may replace such page 3750 on such
                                                             system or on any other system of the information vendor
                                                             for the time being designated by the British Bankers'
                                                             Association to calculate the BBA Interest Settlement
                                                             Rate (as defined in the British Bankers' Association's
                                                             Recommended Terms and Conditions ("BBAIRS" terms) dated
                                                             August 1985), provided that if on such date no such
                                                             rate is so displayed or if the Interest Period is other
                                                             than one (1), three (3) or six (6) months, LIBOR for
                                                             such period shall be the arithmetic mean (rounded
                                                             upward if necessary to four decimal places) of the
                                                             rates respectively quoted to the Agent by the Reference
                                                             Bank at the request of the Agent as the offered rate
                                                             for deposits of Dollars in an amount approximately
                                                             equal to the amount in relation to which LIBOR is to be
                                                             determined for a period equivalent to such period to
                                                             prime banks in the London Interbank Market at or about
                                                             11:00 a.m. (London time) on the second Banking Day
                                                             before the first day of such period;

"Loan"                                                       means the term loan to be made available to the
                                                             Borrower by the Lender pursuant to Clause 3 in the
                                                             maximum principal amount of Thirty-Four Million
                                                             Dollars (US$34,000,000) or the balance thereof from
                                                             time to time outstanding;

"Loan Guarantee Agreement"                                   means that certain Loan Guarantee Agreement dated the
                                                             date hereof  pursuant to which Rabobank Curacao has
                                                             agreed to provide the Security Document to the Lender;

"Margin"                                                     is 0.20% per annum;

"Maturity Date"                                              means the date that is eight (8) years after the
                                                             Drawdown Date; if such day is not a Banking Day, the
                                                             next following Banking Day, unless such next following
                                                             Banking Day falls in the following calendar month, in
                                                             which case the Maturity Date shall be the immediately
                                                             preceding Banking Day, but in any event shall expire
                                                             March 31, 2009;

"Rabobank Curacao"                                           means Rabobank Curacao N.V., a company organized and
                                                             existing under the laws of [the Netherlands Antilles];

"Reimbursement Agreement"                                    means the Reimbursement and Cash Deposit Agreement
                                                             dated the date hereof entered into among the Borrower,
                                                             the Banks, the Agent and the Security Trustee;

"Security Document"                                          means the letter of guarantee in respect of the
                                                             obligations of the Borrower under this Agreement, to be
                                                             executed by Rabobank Curacao in favor of the Lender
                                                             pursuant to Clause 4.1(d) hereof substantially in the
                                                             form of Exhibit A hereto;

"Security Trustee"                                           means Nedship Bank (America) N.V., appointed as such
                                                             pursuant to Clause 13 of the Reimbursement Agreement;

"Teekay"                                                     means Teekay Shipping Corporation, a corporation
                                                             organized and existing under the laws of the Republic
                                                             of the Marshall Islands;

"Transaction Documents"                                      means this Agreement and the Security Document;

"Vessel"                                                     means the Australian registered vessel, KARRATHA SPIRIT
                                                             (ex PIONEER SPIRIT), Official No. 732014;

"Wholly Owned Subsidiary"                                    shall have the meaning ascribed thereto in the
                                                             Reimbursement Agreement; and

"Woodside Energy"                                            means Woodside Energy Ltd., a corporation organized and
                                                             existing under the laws of the State of Victoria,
                                                             Australia.

1.2      Construction.  Words importing the singular number only shall include the plural and vice versa.  Words importing persons shall include companies, firms, corporations, partnerships, unincorporated associations and their respective successors and assigns.

1.3      Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States of America consistently applied ("GAAP") and all financial statements submitted pursuant to this Agreement shall be prepared in accordance with, and all financial data submitted pursuant hereto shall be derived from financial statements prepared in accordance with, GAAP.

2.       REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make the Loan available, the Borrower hereby represents and warrants (which representations and warranties shall survive the execution and delivery of this
Agreement and the drawdown of the Loan hereunder) that:

        (a)      Due Organization and Power.  The Borrower is duly formed and validly existing in good standing under the laws of its jurisdiction of incorporation and is authorized to do business as a foreign corporation in each jurisdiction wherein the nature of the business transacted thereby makes such qualification necessary, has full power to carry on its business as now being conducted and to enter into and perform its obligations under the
Transaction Documents to which it is or is to be a party, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements the noncompliance with which could reasonably be expected to have a material adverse effect on its business, assets or operations, financial or otherwise.

        (b)      Authorization and Consents.  All necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, the Borrower to enter into and perform its obligations under the Transaction Documents and to borrow, service and repay the
Loan and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Loan or any part of any thereof.

        (c)      Binding Obligations.  The Transaction Documents constitute or, when executed and delivered, will constitute, legal, valid and binding obligations of the Borrower enforceable thereagainst in accordance with their terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights.

        (d)      No Violation.  The execution and delivery of, and the performance of the provisions of, the Transaction
Documents by the Borrower does not, and will not during the term of this Agreement, contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any thereof or the articles of incorporation or by-laws (or equivalent documents) of any thereof.

        (e)      Litigation.  Except as otherwise disclosed in writing to the Lender on or before the date hereof, no action, suit or proceeding is pending or threatened against the Borrower before or by any court, board of arbitration or administrative agency which has a reasonable likelihood of resulting in any material adverse change in the business or condition (financial or otherwise) of the Borrower.

        (f)      No Default.  The Borrower is not in default under any agreement by which it is bound, nor is any thereof in default in respect of any financial commitment or obligation.

        (g)      Financial Statements.  Except as otherwise disclosed in writing to the Lender on or prior to the date hereof, all information and other data furnished by the Borrower to the Lender are complete and correct, and all financial statements furnished by the Borrower have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements.
Since such date or dates there has been no material adverse change in the financial condition or results of the operations of any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data.

        (h)      Tax Returns and Payments.  The Borrower has filed all tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a material adverse effect on any such party, as the case may be, and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves have been set aside on its books.

        (i)      Insurance.  The Borrower has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses.

        (j)      Offices.  The chief executive office and chief place of business of the Borrower and the office in which the financial records relating the Vessel are kept, is, and will continue to be, located at [Ernst & Young at
Ernst & Young Building, 321 Kent Street, Sydney NSW Australia]; the Borrower does not maintain a place of business in Canada, the United States or the United Kingdom.

        (k)      Equity Ownership.  The Borrower is a Wholly Owned Subsidiary of Teekay.  On the Drawdown Date, the
Borrower will not own any shares of capital stock, partnership interest or any other direct or indirect equity interest in any corporation, partnership or other entity.

        (l)      Limited Purpose.  The Borrower is a special purpose company whose sole capital asset is the Vessel; the
Borrower does not engage in any business other than the owning, chartering and operation of the Vessel.

        (m)      Confirmation.  All representations, covenants and undertakings made pursuant to Clause 3 of the
Reimbursement Agreement are hereby incorporated, repeated and warranted to be true and correct as if they were fully set forth herein.

        (n)      Survival.  All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Loan.

3.       THE LOAN

        (a)      Purposes.  The Lender shall make the Loan available to the Borrower for the purpose of financing the acquisition cost of the Vessel.

        (b)      Loan.  The Lender, relying upon each of the representations and warranties set out in Clause 2, hereby agrees with the Borrower that, subject to and upon the terms of this Agreement, it will on the Drawdown Date advance the Loan to the Borrower.  The proceeds of the Loan shall be utilized to finance the acquisition and conversion of the Vessel.

3.2      Drawdown Notice.  The Borrower, shall, at least three (3) Banking Days before the  Drawdown Date, serve a notice, such notice to be substantially in the form of Exhibit C hereto (a "Drawdown Notice"), on the Lender which notice shall (a) be in writing addressed to the Lender, (b) be effective on receipt by the Lender,
(c) specify the amount of the Loan to be drawn, (d) specify the Banking Day on which the Loan is to be drawn,
(e) identify the purpose(s) of the Loan and the Borrower(s) on whose behalf the Loan is requested, (f) specify the initial Interest Period for the Loan, (g) specify the disbursement instructions and (h) be irrevocable.

3.3      Effect of Drawdown Notice.  The Drawdown Notice shall be deemed to constitute a warranty by the Borrower
(a) that the representations and warranties stated in Clause 2 (updated mutatis mutandis) are true and correct on the date of such Drawdown Notice and will be true and correct on the Drawdown Date as if made on such date, and
(b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

4.       CONDITIONS PRECEDENT

4.1      Conditions Precedent to Drawdown of the Loan.  The obligation of the Lender to make the Loan  available to the Borrower under this Agreement shall be expressly subject to the following conditions precedent:

        (a)      the Lender shall have received the following documents in form and substance satisfactory to the Lender and counsel to the Lender:

        (i)      copies, certified as true and complete by an officer of the Borrower, of the resolutions of its board of directors (and, if any necessary under appropriate law, shareholders) evidencing approval of the Transaction Documents to which such company is to be a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

        (ii)     copies, certified as true and complete by an officer of the Borrower  or other applicable party, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Borrower, as may be required by the Lender), approvals or consents with respect to this Agreement and the transactions contemplated hereby and thereby;

        (iii)    copies, certified as true and complete by an officer of the Borrower of the articles or certificate of incorporation and by-laws (or the equivalent thereof) thereof; and

        (iv)     good standing certificate or the equivalent thereof with respect to the Borrower issued by the appropriate authorities of the jurisdiction of incorporation thereof; and

        (b)      the Lender shall have received evidence satisfactory to the Lender and counsel to the Lender that all conditions precedent required pursuant to Clause 4 of the Reimbursement Agreement have been satisfied;

        (c)      the Borrower shall have duly executed and delivered this Agreement;

        (d)      Rabobank Curacao shall have duly executed and delivered the Security Document;

        (e)      the Lender shall have received payment in full of all fees and expenses due to the Lender on the date thereof including, without limitation, all fees and expenses due under Clause 13 hereof;

        (f)      the Borrower shall have provided such evidence as the Lender may require documenting the current legal and beneficial ownership of the shares of the Borrower;

        (g)      Blake Dawson Waldron Australia, counsel to the Borrower, shall have provided a legal opinion in form acceptable to the Lender; and

        (h)      Norton White, special counsel to the Lender on matters of Australian corporate law, shall have provided a legal opinion with respect in Australian law acceptable to the Lender.

4.2      Further Conditions Precedent.  The obligation of the Lender to make the Loan available to the Borrower shall be expressly and separately from the foregoing conditional upon, on the relevant Drawdown Date:

        (a)      the Lender having received a Drawdown Notice in accordance with the terms of Clause 3.2;

        (b)      the representations stated in Clause 2 (updated mutatis mutandis to such date) being true and correct as if made on that date;

        (c)      no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default; and

        (d)      the Lender being satisfied that no Event of Default will arise following the drawdown of the Loan in question by reason of the drawdown of the Loan and that no event or state of affairs exists which constitutes, in the reasonable opinion of the Lender, a material risk that it will be unlawful or impossible for the Borrower, or any other of the parties thereto to make any payment or perform any material obligation as required under the terms of this Agreement and the Security Document to which it is a party or any of them.

5.       REPAYMENT AND PREPAYMENT

5.1      Repayment.  The Borrower shall repay the principal amount  of the Loan with interest thereon on the
Maturity Date.

5.2      Voluntary Prepayment.  The Borrower may prepay, upon five (5) Banking Days written notice (which notice shall be irrevocable), on the last day of any Interest Period applicable to the Loan or the portion thereof to be prepaid, the Loan or any portion thereof, without penalty.  Each prepayment shall be in a minimum amount of Two
Million Dollars ($2,000,000) in increments of Two Million Dollars ($2,000,000) or the full amount of the Loan.

5.3      Mandatory Prepayment

        (a)      In the event of the optional termination of the Contract, the Borrower at its option may elect to apply any termination payments received by the Borrower from Woodside Energy toward the prepayment of the Loan.

        (b)      In the event that Woodside Energy does not accept the Vessel under and pursuant to the terms of the
Contract before May 31, 2001, the Borrower shall prepay the full amount of the Loan then outstanding together with any and all other sums payable by the Borrower hereunder and any other Transaction Document and the obligation of the Lender to make the Loan available to the Borrower shall cease.

5.4      Application of Prepayments.  Any prepayments of the Loan made hereunder (including, without limitation, those made pursuant to Clause 5.2) shall be subject to the condition that:

                  (a)      any amounts prepaid shall not be available for re-borrowing; and

                  (b)      on the date of any prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to the portion of the principal being prepaid, together with any and all actual costs or expenses incurred by the Lender in connection with any breaking of funding (as certified by the Lender, which certification shall, absent any manifest error, be conclusive and binding on the
                           Borrower).

5.5      Security Document Obligations.  The obligations of Rabobank Curacao under and pursuant to the Security
Document shall be reduced by an amount equal to any prepayments by the Borrower under this Agreement.

6.       INTEREST AND RATE

6.1      Interest Rate; Default Rate.  The Loan shall bear interest at the Applicable Rate, which shall be the rate per annum equal to the aggregate of (a) LIBOR for the applicable Interest Period and (b) the Margin.  Any amounts due under this Agreement, not paid when due, whether on the Maturity Date, by acceleration or otherwise, shall bear interest thereafter at the Default Rate.

6.2      Interest Periods.  The Borrower may select Interest Periods of one (1), three (3) or six (6), months, or such other period as selected by the Borrower which is available to, and accepted by the Lender for purposes of funding the Loan, provided, however, that the Borrower may not select an Interest Period of one (1) month more than three (3) times in any single calendar year.  The Borrower, shall provide the Lender with written notice specifying the Interest Period selected by the Borrower at least three (3) Banking Days prior to the Drawdown
Date and the end of any then existing Interest Period.  If at the end of any then existing Interest Period the
Borrower fails to give notice as aforesaid, the relevant Interest Period shall be three (3) months.

6.3      Interest Payments.   Subject to Clause 5.4(b), the Borrower agrees to pay interest accrued on the Loan, in arrears, on the last day of each Interest Period, except that if the Borrower shall select an Interest Period in excess of three (3) months, accrued interest shall be payable during such Interest Period on each quarterly anniversary of the commencement of such Interest Period and upon the end of such Interest Period.  If interest would, under this Section 6.3, be payable on a day which is not a Banking Day, it shall then be payable on the next following Banking Day, unless such next following Banking Day falls in the following month in which case it shall be payable on the Banking Day immediately preceding the day on which such interest would otherwise be payable..

6.4      Calculation of Interest.  All interest shall accrue from day to day and be calculated on the actual number of days elapsed over a three hundred sixty (360) day year.

7.       PAYMENTS

7.1      Place of Payments, No Set Off.

        (a)      All payments to be made hereunder by the Borrower shall be made on the due dates of such payments to the
Lender at its office located at [Level 10, Challis House, 4 Martin Place, Sydney, NSW Australia] or to such other place as the Lender may direct without set-off or counterclaim and free from, clear of and without deduction for, any Taxes, provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lender hereunder, then, subject to Clause 7.2, the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Lender such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lender.  Notwithstanding the preceding sentence, the Borrower shall not be required to pay additional amounts or otherwise indemnify the Lender for or on account of:

        (i)      Taxes based on or measured by the overall net income of the Lender or Taxes in the nature of franchise taxes or taxes for the privilege of doing business imposed by any jurisdiction or any political subdivision or taxing authority therein unless such are imposed as a result of the activities of the Borrower within the relevant taxing jurisdiction;

        (ii)     Taxes imposed by any jurisdiction or any political subdivision or taxing authority therein on the Lender that would not have been imposed but for the Lender being organized in or conducting business in or maintaining a place of business in the relevant taxing jurisdiction, or engaging in activities or transactions in the relevant taxing jurisdiction that are unrelated to the transactions contemplated by the Transaction Documents, but only to the extent such Taxes are not imposed as a result of the activities of any of the
                 Borrower within the relevant taxing jurisdiction or the jurisdiction of the Borrower under the laws of the taxing jurisdiction;

        (iii)    Taxes imposed on or with respect to the Lender as a result of a transfer, sale, assignment, or other disposition by the Lender of any interest in any Transaction Document or the Vessel
                 (other than a transfer pursuant to an exercise of remedies upon an Event of Default);

        (iv)     Taxes imposed on, or with respect to, a transferee (or a subsequent transferee) of the Lender (and including as such a transferee the Lender whose shares of stock have been transferred or the purchaser of a participation in the Loan) to the extent of the excess of such
                 Tax over the amount of such Tax that would have been imposed on, or with respect to, the Lender had there not been a transfer, sale, assignment or other disposition of the shares of the Lender or a transfer, sale, assignment or other disposition by the
                 Lender of any interest in the Vessel or any Transaction Document (in each case, other than any transfer pursuant to the exercise of remedies as a result of an Event of
                 Default that shall have occurred and be continuing); or

        (v)      Taxes imposed on the Lender that would not have been imposed but for any failure of the Lender to comply with any return filing requirement or any certification, information, documentation, reporting or other similar requirement known to the Lender, if such compliance is required to obtain or establish relief or exemption from or reduction in such Taxes.

        (b)      In the event that the Borrower has actual knowledge that the Borrower is  required to, or there arises in the Borrower's reasonable opinion a substantial likelihood that the Borrower will be required to, pay an additional amount or otherwise indemnify the Lender for or on account of any Tax pursuant to Clause 7.1(a), the
Borrower will promptly notify the Lender of the nature of such Tax, and shall furnish such information to the
Lender with respect to such Tax, as the Lender may reasonably request.  In the event of any knowledge or opinion of the  Borrower described in the preceding sentence, the Borrower and the Lender shall consult in good faith to determine what may be required to fund the Loan in Australian Dollars and/or to eliminate or reduce such Tax, and shall each use reasonable efforts to fund the Loan in Australian Dollars and/or to eliminate or reduce such Tax
(so long as such efforts do not, in the reasonable opinion of the Lender, result in any cost to the Lender or any modification of the terms or repayment of the Loan or result in the Lender being subjected to any additional risk or exposure).

7.2      Tax Credits.  If the Lender at its discretion utilises the benefit of a credit against its liability for
Taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrower has paid additional amounts as aforesaid then the Lender shall reimburse the Borrower for the amount of the credit so obtained.  The
Lender shall use reasonable efforts in filing such tax return as are necessary to obtain any such credit.  In connection therewith, the Lender may consult with its legal advisers, all fees and expenses of which shall be for the account of the Borrower. Where the credit is not utilized, the Lender shall use reasonable endeavors to pass credit on to the Borrower.

8.       EVENTS OF DEFAULT.

8.1      Events of Default.  In the event that any of the following events shall occur and be continuing:

        (a)      Repayments.  Any principal or interest payment due hereunder is not paid on the due date; or

        (b)      Other Payments.  Any fees or other amount becoming payable to the Lender under this Agreement is not paid on the due date or within three (3) Banking Days after the date of demand (as the case may be); or

        (c)      Representations, etc.  Any representation, warranty or other statement made by the Borrower in this
Agreement or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which made; or

        (d)      Impossibility, Illegality.  It becomes impossible or unlawful for the Borrower, to fulfill any of the covenants and obligations contained herein or, exercise any of the rights vested in any of them hereunder and such impossibility or illegality, in the reasonable opinion of the Lender, will have a material adverse effect on its rights hereunder, or under the Security Document or on its rights to enforce any thereof; or

        (e)      Covenants.  The Borrower defaults in the performance of any term, covenant or agreement contained in this Agreement or in any other instrument, document or other agreement delivered in connection herewith or therewith, or there occurs any other event which constitutes a default under this Agreement in each case other than an Event of Default referred to elsewhere in this Clause 8.1, and such default, in the reasonable opinion of the Lender, could have a material adverse effect on their rights hereunder or under any of the Security Document or on their right to enforce any thereof and continues unremedied for a period of thirty (30) days; or

        (f)      Indebtedness.  The Borrower shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness having an outstanding principal amount of Five
Hundred Thousand Dollars ($500,000) or more or any party becomes entitled to enforce the security for any such
Indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and the Borrower shall set aside on its books adequate reserves with respect thereto, and so long as such default or enforcement shall not subject the
Vessel to material risk of forfeiture or loss; or

        (g)      Stock Ownership.  There is, without the prior written consent of the Lender (i) any change in the legal or beneficial stock ownership or the voting control of the Borrower or (ii) any pledge of the shares of the
Borrower in favor of a party other than the Security Trustee or (iii) a Change of Control in respect of the
Guarantor; or

        (h)      Default under the Reimbursement Agreement.   There is an event of default under the Reimbursement
Agreement which shall have occurred and be continuing; or

        (i)      Bankruptcy.  The Borrower commences any proceeding relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect ("Proceeding"), or there is commenced against the Borrower any Proceeding and such Proceeding remains undismissed or unstayed for a period of thirty (30) days; or any receiver, administrator, trustee, liquidator or sequestrator of, or for, the
Borrower or any substantial portion of the property thereof is appointed and is not discharged within a period of thirty (30) days; or the Borrower by any act indicates consent to or approval of or acquiescence in any
Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or

        (j)      Sale of Assets.  The Borrower ceases, or threatens to cease, its operations or sells or otherwise disposes of, or threatens to sell or otherwise dispose of, all or substantially all of its assets or all or substantially all of its assets are seized or otherwise appropriated; or

        (k)      Judgments.  Any judgment or order is made the effect whereof would be to render ineffective or invalid this Agreement the Security Document or any of them; or

        (l)      Inability to Pay Debts.  The Borrower is unable to pay or admits its inability to pay its debts as they fall due or if a moratorium shall be declared in respect of any Indebtedness thereof; or

        (m)      Financial Position.  Any change in the financial position of the Borrower which, in the reasonable opinion of the Lender, is likely to have a material adverse effect on the ability of the Borrower to perform its material obligations under this Agreement;

                  then the Lender's obligation to make the Loan available shall cease and the Lender, by notice to the Borrower, may declare the then outstanding amount of the Loan, accrued interest and any other sums payable by the Borrower hereunder, to be immediately due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived;
provided that upon the happening of an event specified in subclauses (i) or (l) of this Clause 8.1, the Loan, accrued interest and any other sums payable hereunder shall be immediately due and payable without declaration or other notice to the Borrower.  In such event, the Lender, may (i) proceed to protect and enforce its rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement or in the Security Document or to enforce the payment of the Security
Document or to enforce any other legal or equitable right of the Lender, or (ii) proceed to take any action authorized or permitted under the terms of any of the Security Document or by applicable laws for the collection of all sums due, or so declared due including, without limitation, the right to appropriate and hold or apply
(directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to the Lender hereunder, all moneys and other amounts of the Borrower, then or thereafter in possession of the Lender, inclusive of the balance of any deposit account (demand or time, matured or unmatured) of the Borrower, then or thereafter with the Lender.

8.2      Indemnification.  The Borrower agrees to, and shall, indemnify and hold the Lender harmless against any loss or costs or expenses (including legal fees and expenses) which the Lender may sustain or incur as a consequence of any default in repayment of the principal amount of the Loan or interest accrued thereon or any other amount payable hereunder (other than costs and expenses caused by the gross negligence or willful misconduct of the Lender) including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Loan or any part thereof.  The Lender's certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrower.

8.3      Application of Moneys.  All moneys received by the Lender under or pursuant to this Agreement after the happening of any Event of Default (unless cured to the satisfaction of the Lender) shall be applied by the Lender in the following manner:

        (i)      first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Lender in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder and under the Security Document,

        (ii)     secondly, in or towards payment of any interest owing in respect of the Loan,

        (iii)    thirdly, in or towards repayment of principal owing in respect of the Loan,

        (iv)     fourthly, in or towards payment of all other sums which may be owing to the Lender under this Agreement,
                 and

        (v)      fifthly, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled thereto.

9.       COVENANTS.  The Borrower hereby covenants and undertakes with the Lender that, from the date hereof and so long as any principal, interest or other monies are owing in respect of this Agreement, the Borrower will:

        (i)      Performance of Agreements.  Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Lender) of, the terms of this Agreement, the Loan Guarantee Agreement and the Reimbursement Agreement;

        (ii)     Notice of Default.  Promptly inform the Lender of the occurrence of (a) any Event of Default or of any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened against the Borrower or Teekay which could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of any such party and (c) any other event or condition of which it becomes aware which is reasonably likely to have a material adverse effect on its ability, or the ability of any other party thereto, to perform its obligations under this Agreement;

        (iii)    Obtain Consents.  Obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its and any other party's (other than the
Lender's') obligations under this Agreement;

        (iv)     Corporate Existence.  Do or cause to be done, and procure that Teekay shall do or cause to be done, all things necessary to preserve and keep in full force and effect their respective corporate existence, and all licenses, franchises, permits and assets necessary to the conduct of the business of each such corporation;

        (v)      Taxes.  Pay and discharge, and cause Teekay to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon each such corporation or upon such corporation's income or property prior to the date upon which penalties attach thereto; provided, however, that such corporations shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality or amount thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto, and so long as such deferment in payment shall not subject the Vessel to material risk of forfeiture or loss;

        (vi)     Compliance with Statutes, etc.  Do or cause to be done, and procure that Teekay shall do or cause to be done, all things necessary to comply with all material laws, and the rules and regulations thereunder, applicable to the Borrower, Teekay and including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters; and

        (vii)    Maintenance of Properties.  Maintain, or cause to be maintained, and keep, or cause to be kept, and procure that Teekay shall maintain, or cause to be maintained, and keep, or cause to be kept, all properties used or useful in the conduct of its business in good condition, repair and working order and supplied with all necessary equipment and will cause to be made necessary repairs, renewals and replacements thereof so that the business carried on and in connection therewith and every portion thereof may be properly and advantageously conducted at all times.  In addition, the Borrower shall cause the Vessel to be drydocked as often as required by the Vessel's classification society and as a prudent shipowner would require.

10.      ASSIGNMENT

                  This Agreement shall be binding upon, and inure to the benefit of, the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder except as specifically provided herein.  The Lender may, with the prior written consent of the Borrower
(such consent not to be unreasonably withheld) assign a portion of its rights and obligations under this
Agreement to any one or more commercial lenders (the expenses of the Lender in connection with any such assignment shall be for its own account).  The Borrower will take all reasonable actions requested by the Lender to effect such assignment, including, without limitation, the execution of a written consent to such assignment and any agreement executed in connection therewith.

11.      ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

11.1     Illegality.  In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof the Lender reasonably concludes that it has become unlawful for the
Lender to maintain or give effect to its obligations as contemplated by this Agreement, the Lender shall inform the Borrower to that effect, whereafter the liability of the Lender to make the Loan available shall forthwith cease and the Borrower shall be required to prepay the then outstanding portion of the Loan immediately in accordance with and subject to the provisions of Clause 11.4.  In any such event, but without prejudice to the aforesaid obligations of the Borrower to prepay the Loan, the Borrower and the Lender shall negotiate in good faith with a view to agreeing on terms for making the Loan available in Australian Dollars or otherwise restructuring the Loan on a basis which is not unlawful with respect to the Lender and the Lender shall use reasonable efforts to replace itself with a lender for which the making and performance of the Agreement would not be illegal.

11.2     Increased Cost.  If any change in applicable law, regulation or regulatory requirement or in the interpretation or application thereof by any governmental or other authority, shall:

                (i)        change the basis of taxation (excluding any change in the rate of any Tax) to the Lender of payments of principal or interest or any other payment due or to become due pursuant to this
                           Agreement (other than a change in taxation of the overall net income of the Lender effected by the jurisdiction of organization or the jurisdiction of the principal place of business of the Lender, the Commonwealth of Australia, the State of New South
                           Wales or any governmental subdivision or other taxing authority having jurisdiction over the Lender (unless such jurisdiction is asserted solely by reason of the activities of the Borrower) or such other jurisdiction where the Loan may be repayable), or

                (ii)       impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, the Lender, or

                (iii)      impose on the Lender any other condition affecting the Loan or any part thereof, and the result of the foregoing is either to increase the cost to the Lender of making available or maintaining the Loan or any part thereof or to reduce the amount of any payment received by the Lender,

                  then and in any such case if such increase or reduction in the opinion of the Lender materially affects the interests of the Lender under or in connection with this Agreement, then:

                (a)      the Lender shall notify the Borrower of the happening of such event,

                (b)      the Borrower agrees forthwith upon demand to pay to the Lender such amount as the Lender certifies to be necessary to compensate the Lender for such additional cost or such reduction, and

                (c)      any such demand as is referred to in sub-clause (b) of this Clause 11.2 may be made by the Lender at any time before or after any repayment of the Loan.

11.3     Determination of Losses.  A certificate or determination notice of the Lender, as to any of the matters referred to in this Clause 11 shall, absent manifest error, be conclusive and binding on the Borrower.

11.4     Compensation for Losses.  Where the Loan or a portion thereof are to be prepaid by the Borrower pursuant to Clause 11.1 the Borrower agrees simultaneously with such prepayment to pay to the Lender all accrued interest to the date of actual payment and all other sums payable by the Borrower to the Lender pursuant to this
Agreement, without penalty or premium.

12.      CURRENCY INDEMNITY

12.1     Currency Conversion.  If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in
Dollars under this Agreement then the conversion shall be made, in the discretion of the Lender, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Lender shall not be entitled to recover under this clause any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement.

12.2     Change in Exchange Rate.  If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement in Dollars; any excess over the amount due received or collected by the Lender shall be remitted to the Borrower.

12.3     Additional Debt Due.  Any amount due from the Borrower under Clause 12.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this
Agreement.

12.4     Rate of Exchange.  The term "rate of exchange" in this Clause 12 means the rate at which the Lender in accordance with their normal practices are able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

13.      FEES AND EXPENSES

13.1     Expenses.  The Borrower agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Lender for its payment of, the reasonable expenses of the Lender incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of the Lender's rights or remedies with respect thereto or in the preservation of the Lender's priorities under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the fees and disbursements of the Lender's counsel in connection therewith, including Seward & Kissel LLP and Norton White, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Lender in connection with this transaction, all reasonable costs and expenses, if any, in connection with the enforcement of this Agreement and the Security Document and stamp and other similar taxes, if any, incident to the execution and delivery of the documents herein contemplated and to hold the Lender free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes.  Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrower to the Lender, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrower to such party or parties after payment thereof
(if the Lender, at its sole discretion, chooses to make such payment).

14.      APPLICABLE LAW, JURISDICTION AND WAIVER

14.1      Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the
State of New South Wales.

14.2     Jurisdiction.  The Borrower hereby irrevocably submits to the jurisdiction of the Supreme Court of New
South Wales and of the Federal Court of Australia in any action or proceeding brought against it by the Lender under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that service of summons or other legal process on it may be served by registered mail addressed thereto, c/o Teekay Shipping
(Australia) Pty Ltd, Level 6, Bayview Tower, 1753-1765 Botany Road, Banksmeadow, NSW 2019, Australia.  The
service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrower as such, and shall be legal and binding upon the Borrower for all the purposes of any such action or proceeding.  Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrower to the Lender)
against the Borrower in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment.  The Borrower will advise the Lender promptly of any change of address for the purpose of service of process.  Notwithstanding anything herein to the contrary, the Lender may bring any legal action or proceeding in any other appropriate jurisdiction.

15.      NOTICES AND DEMANDS

15.1     Notices.  All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrower and Lender at the address or telecopy number set out below or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party hereto.  Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Clause and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Clause or when delivery at such address is refused.

                  If to the Borrower:

                  c/o      Teekay Shipping Limited
                           TK House
                           Bayside Executive Park
                           West Bay Street & Blake Road
                           P.O. Box AP-59212
                           Nassau, Bahamas
                           Telecopy No.: 242-502-8840

                  with copies to:

                  NEDSHIP BANK (America) N.V.
                  Zeelandia Office Park
                  Kaya W.F. G. Mensing, 14
                  Curacao, The Netherlands Antilles
                  Attention:  Managing Director
                  Telecopy:  (599) 9-465-2366

                  Nedship International, Inc.
                  66 Field Point Road
                  Greenwich, CT 06830
                  Attention: John Hartigan
                  Telecopy:  (203) 422-2320

                  If to the Lender:

                  RABO Australia Limited
                  [Level 10, Challis House
                  4 Martin Place
                  Sydney, NSW AUSTRALIA
                  Telecopy No.: 612-9231-0007
                  Attention: Manager -
                  Corporate Banking and Structured Finance]

                  with copies to:

                  NEDSHIP BANK (America) N.V.
                  Zeelandia Office Park
                  Kaya W.F. G. Mensing, 14
                  Curacao, The Netherlands Antilles
                  Attention:  Managing Director
                  Telecopy:  (599) 9-465-2366

                  and

                  Nedship International, Inc.
                  66 Field Point Road
                  Greenwich, CT 06830
                  Attention:  John Hartigan
                  Telecopy:  (203) 422-2320

16.      MISCELLANEOUS

16.1     Time of Essence.  Time is of the essence of this Agreement but no failure or delay on the part of the
Lender to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

16.2     Unenforceable, etc., Provisions - Effect.  In case any one or more of the provisions contained in this
Agreement would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the Borrower, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

16.3     References.  References herein to Clauses and Schedules are to be construed as references to clauses of, and schedules to, this Agreement.

16.4     Further Assurances.  The Borrower agrees that if this Agreement in the reasonable opinion of the Lender, at any time be deemed by the Lender for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Lender may be required in order more effectively to accomplish the purposes of this Agreement.

16.5     Entire Agreement; Amendments.  This Agreement constitutes the entire agreement of the parties hereto
This Agreement may be executed in any number of counterparts, each of will shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the
Lender (and, if the rights or duties of the Lender are affected thereby, by the Lender, as applicable).

16.6     Headings.  In this Agreement, Clause headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

Executed as an Agreement

Signed for and on behalf of                                      )
KARRATHA SPIRIT PTY LTD
ACN (094 385 556)                                                )
in the presence of:                                              )

/s/ Witness                                                             /s/ John S. Osborne, Jr.
-------------------------                                               -------------------------
                                                                            Attorney-in-Fact

Signed for and on behalf of                                      )
RABO Australia Limited                                           )
ACN 060 452 217                                                  )
in the presence of :                                             )

/s/ Witness                                                             /s/ Matthew Cooley
-------------------------                                               -------------------------
                                                                            Attorney-in-Fact

01029.013 #221996